Exhibit 99.2

August 22, 2011                                                                                  Media Contact: Brandon Bryce
                               (919) 459-6451
                               Investor Contact: Mark Bierley
                               (919) 774-6700

THE PANTRY ANNOUNCES LEADERSHIP TRANSITION

The Pantry, Inc. (NASDAQ: PTRY), the leading independently operated convenience store chain in the southeastern U.S., announced today that Terrance M. Marks, Chief Executive Officer and Director of the Company, has informed the Board of Directors of his intention to resign.  The Company’s Board of Directors has formed a committee to immediately begin the search for a new CEO.

Mr. Marks will continue in his role as CEO of the Company for up to sixty days and will work with Edwin J. Holman, Chairman of the Board of Directors of the Company, on the leadership transition.  Pursuant to a plan previously adopted by the Company’s Board of Directors, upon Mr. Marks’ departure, Mr. Holman will be named and assume the position of interim CEO to serve until such time as a successor has been retained by the Company.

Mr. Marks commented, “I am very proud of our accomplishments over the last two years and I depart with great confidence in this team’s ability to continue making meaningful progress against the company’s strategic initiatives.  My decision to leave was difficult, but ultimately driven by personal considerations. I was recently approached with, and accepted, an opportunity that will enable me to return to my home and family in Atlanta.  I remain as enthusiastic as ever about The Pantry’s future and look forward to working with the board to assure a seamless transition.”

“The board of directors and I would like to thank Terry for his leadership and fully support the strategic initiatives he brought to the company.  He will be leaving The Pantry well positioned for the future,” commented Mr. Holman.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country.  As of August 21, 2011, the Company operated 1,655 stores in thirteen states under select banners, including Kangaroo Express®, its primary operating banner.  The Pantry's stores offer a broad selection of merchandise, as well as fuel and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement
Statements made by the Company in this press release relating to future plans, events, or financial condition or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.   These forward-looking statements can generally be identified by the use of words such as “expect,” “plan,” “anticipate,” “outlook,” ”guidance,” “believe,” “target,” “forecast”, “will,” “may” or words of similar meaning.   Forward-looking statements are likely to address matters such as the Company’s anticipated sales, expenses, margins, capital expenditures, profits, cash flows and liquidity, as well as our expectations relating to the costs and benefits of our merchandising and other strategic initiatives.  These forward-looking statements are based on the Company's current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements.   Any number of factors could affect actual results and events, including, without limitation: the ability of the Company to find a suitable candidate for the position of CEO; the ability of the Company to retain a new CEO on mutually agreeable terms; the ability of the Company to take advantage of expected synergies in connection with acquisitions; the actual operating results of stores acquired; the Company's ability to enhance its operating performance through its in-store initiatives; fluctuations in domestic and global petroleum and fuel markets; realizing expected benefits from the Company's fuel supply agreements; changes in the competitive landscape of the convenience store industry, including fuel stations and other non-traditional retailers located in the Company's markets; the effect of national and regional economic conditions on the convenience store industry and the Company's markets; the global financial crisis and uncertainty in global economic conditions; wholesale cost increases of, and tax increases on, tobacco products; the effect of regional weather conditions and climate change on customer traffic and spending; legal, technological, political and scientific developments regarding climate change; financial difficulties of suppliers, including the Company's principal suppliers of fuel and merchandise, and their ability to continue to supply its stores; the Company's financial leverage and debt covenants; environmental risks associated with selling petroleum products; and governmental laws and regulations, including those relating to the environment. These and other risk factors are discussed in the Company's Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company's estimates and plans as of August 22, 2011.  While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.